Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-25277, 333-40307, 333-32318, 333-41384, 333-53776, 333-57378, 333-73982, 333-100837, 333-109627, 333-113200, 333-119640, 333-125448, 333-128098, 333-133564, 333-138337, 333-139835, 333-147034, 333-149375, and 333-154867 on Form S-8 and Registration Statement No. 333-159722 on Form S-4 of our report dated June 16, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of NetApp, Inc. and its subsidiaries (collectively, the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109) and our report dated June 16, 2009 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended April 24, 2009.

/s/  DELOITTE & TOUCHE LLP

San Jose, California
June 16, 2009